UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2026

Ovid Therapeutics Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38085	46-5270895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

441 Ninth Avenue, 14th Floor New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 646-661-7661
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OVID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 29, 2026, the Board of Directors (the “Board”) of Ovid Therapeutics Inc. (the “Company”) approved, effective as of June 15, 2026, an increase in the size of the Board and, upon recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), the appointment of Anna Greka, M.D., Ph.D., as a Class III director of the Company, with her term expiring at the Company’s 2029 annual meeting of stockholders. Effective as of June 15, 2026, the Board will consist of seven directors. Dr. Greka was appointed as a member of the Compensation Committee and Science and Technology Committee of the Board, effective as of June 15, 2026.
Dr. Greka, age 50, currently serves as Professor of Medicine at Harvard Medical School and Mass General Brigham. She joined Harvard Medical School as an Assistant Professor in 2012, and has since served in roles of increasing responsibility. Dr. Greka also currently holds several roles at the Broad Institute of MIT and Harvard, including Executive Leadership Team Member (since April 2024), Founding Director and Chair of Ladders to Cures Scientific Accelerator (since July 2023), Founding Director of Kidney Disease Initiative (since February 2016) and Core / Institute Faculty Member (since February 2016). Additionally, Dr. Greka has served as a Venture Advisor to Aditum Bio, a biotech focused venture capital firm, since 2013, founded and served as an Advisor to Goldfinch Bio, a clinical-stage biotech company, from 2015 to 2023 and founded and advised numerous other biopharmaceutical companies. Dr. Greka received her M.D. from the Harvard-MIT program in Health Sciences and Technology, Ph.D. from Harvard Medical School and A.B. from Harvard University.
Dr. Greka will receive compensation for her board and committee service consistent with the Company’s non-employee director compensation policy, as described under the caption “Executive Officer and Director Compensation—Director Compensation” in the Company’s most recent definitive proxy statement, filed with the Securities and Exchange Commission on April 27, 2026, which is incorporated herein by reference.
The Company and Dr. Greka also entered into the Company’s standard form of indemnification agreement. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Dr. Greka for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by her in any action or proceeding arising out of her service as a director of the Company.
There are no arrangements or understandings between Dr. Greka and any other persons pursuant to which Dr. Greka was selected as a director. There are no relationships or transactions in which Dr. Greka has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVID THERAPEUTICS INC.

Date: June 3, 2026	By:	/s/ Margaret Alexander
Margaret Alexander
President and Chief Executive Officer